                        FIRST AMENDMENT TO REGISTRATION
                      RIGHTS AND STOCKHOLDERS' AGREEMENT

      This FIRST AMENDMENT TO REGISTRATION RIGHTS AND STOCKHOLDERS' AGREEMENT, dated as of June 5, 1998 (this "Agreement"), is made by and among each of U.S. AGGREGATES, INC., a Delaware corporation (together with its successors and assigns, the "Company"), JAMES A. HARRIS ("Harris"), MICHAEL J. STONE ("Stone;" Stone and Harris being collectively referred to herein as "Senior Management"), GOLDER, THOMA, CRESSEY, RAUNER FUND IV, L.P., a Delaware limited partnership (the "Investor"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential;" Prudential, Senior Management and the Investor being collectively referred to herein as the "Securities Holders").

      Senior Management and the Investor have previously acquired shares of the voting common stock, $.01 par value, of the Company. Prudential has previously acquired warrants to purchase Common Stock pursuant to a Note and Warrant Purchase Agreement, dated as of November 21, 1996, between Prudential and the Company.

      The Company, and each of the Securities Holders entered into that certain Registration Rights and Stockholders' Agreement, dated as of November 21, 1996 (as in effect immediately prior to the effectiveness of this Agreement, the "Existing Registration Rights Agreement," and, as amended by this Agreement, the "Amended Registration Rights Agreement"), pursuant to which the Company granted, to each of such Securities Holders, certain rights with respect to their interests in the Company.

      Prudential is acquiring additional warrants to purchase Common Stock pursuant to an Amended and Restated Note and Warrant Purchase Agreement, dated as of June 5, 1998 (the "Amended and Restated Purchase Agreement"), between Prudential and the Company, subject to the condition, inter alia, that this Agreement shall be executed and delivered by the parties hereto.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

SECTION 1. AMENDMENT TO EXISTING REGISTRATION RIGHTS AGREEMENT.

      Section 13 of the Existing Registration Rights Agreement is hereby amended by amending and restating the definitions of "Warrant" and "Warrant Agreement," and by adding, in alphabetical order, definitions of "1996 Warrant Agreement and "1998 Warrant Agreement," to read in their entirety as follows:

            Warrant -- shall mean each Warrant to purchase shares of the Common Stock issued pursuant to the Warrant Agreement.

            Warrant Agreement -- means, collectively, the 1996 Warrant Agreement and the 1998 Warrant Agreement.
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            1996 Warrant Agreement -- means the Warrant Agreement, dated as of
      November 21, 1996, between Prudential and the Company, as it may from time to time be amended or supplemented.

            1998 Warrant Agreement -- means the Warrant Agreement, dated as of June 5, 1998, between Prudential and the Company, as it may from time to time be amended or supplemented.

SECTION 2. CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT.

      This Agreement shall not become effective unless all of the following conditions precedent shall have been satisfied in full on or before 5:00 p.m. (Hartford, Connecticut time) on June 5, 1998 (the date of such satisfaction being herein referred to as the "Effective Date"):

      2.1 Execution and Delivery of this Agreement.

      The Company shall have executed and delivered to each of the Securities Holders an original counterpart of this Agreement.

      2.2 No Defaults; Warranties and Representations True.

      No Default or Event of Default shall exist, and the warranties and representations set forth in the Amended and Restated Purchase Agreement shall be true and correct on the Effective Date.

      2.3 Authorization of Transactions.

      The Company shall have authorized, by all necessary corporate action, the execution and delivery of this Agreement and the performance of its obligations and the satisfaction of all conditions pursuant to this Section 2.

SECTION 3. MISCELLANEOUS.

      3.1 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      3.2 Jurisdiction; Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS AND INSTRUMENTS CONTEMPLATED HEREBY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. NONE OF THE PARTIES HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF OR OTHERWISE RELATED TO THIS AGREEMENT AND EACH OF THE


                                       2
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PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND
ALL RIGHT TO ANY SUCH JURY TRIAL AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY SUCH PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 3.2.

      3.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

      3.4 Descriptive Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      3.5 Capitalized Terms. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Amended Registration Rights Agreement.

      [Remainder of page intentionally blank. Next page is signature page.]


                                       3
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      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered (in the case of each corporation which is a party hereto, by one of its duly authorized officers or representatives).

                                        U.S. AGGREGATES, INC.

                                        By: /s/ Michael J. Stone
                                           -------------------------------------
                                           Name: Michael J. Stone
                                           Title: Executive Vice President,
                                                  Chief Financial Officer


                                        JAMES A. HARRIS

                                        /s/ James A. Harris
                                        ------------------------------------


                                        MICHAEL J. STONE

                                        /s/ Michael J. Stone
                                        ------------------------------------


                                        GOLDER, THOMA, CRESSEY, RAUNER
                                        FUND IV, L.P.

                                        By: Golder, Thoma, Cressey, Rauner, Inc.

                                        Its:  General Partner

                                        By: /s/ David A. Donnini
                                           -------------------------------------
                                           Name: David A. Donnini
                                           Title: Principal


                                        THE PRUDENTIAL INSURANCE COMPANY
                                        OF AMERICA

                                        By: /s/ Robert R. Derrick
                                           -------------------------------------
                                           Name: Robert R. Derrick
                                           Title: Vice President